Exhibit 21.1

Kinder Morgan, Inc.
Subsidiaries of the Registrant

Kinder Morgan (Delaware), Inc. - DE
Kinder Morgan G.P., Inc. - DE
KMGP Services Company, Inc. - DE
Kinder Morgan Management, LLC - DE
Kinder Morgan Services LLC - DE
KN Cogeneration, Inc. - CO
Thermo Project Management, Inc. - CO
Valley Operating, Inc. - CO
KN Thermo, L.L.C. - CO
Cogeneration Holdings LLC - DE
Cogeneration LLC - DE
Kinder Morgan Ft. Lupton Operator LLC - DE
Thermo Greeley, LLC - CO
KN Telecommunications, Inc. - CO
KN Gas Supply Services, Inc. - CO
KN Natural Gas, Inc. - CO
Red Rock Energy, LLC - DE
Interenergy Corporation - CO
Kinder Morgan Power Company - CO
KN TransColorado, Inc. - CO
KN Wattenberg Transmission Limited Liability Company - CO
Kinder Morgan Retail Energy Services Company - CO
Rocky Mountain Natural Gas Company - CO
Kinder Morgan Foundation (nonprofit) - CO
KN Gas Gathering, Inc. - CO
MidCon Corp. - DE
Natural Gas Pipeline Company of America - DE
NGPL Canyon Compression Co. - DE
Canyon Creek Compression Company - IL
KN Energy International, Inc. - DE
KM International Services, Inc. - DE
FR Holdings L.L.C. - CO
Kinder Morgan Michigan, LLC - DE
Kinder Morgan Illinois, LLC - DE
Kinder Morgan Missouri, LLC - DE
Kinder Morgan Power Partners, LLC - DE
Kinder Morgan Michigan Pipeline LLC - DE
Kinder Morgan Oklahoma LLC - DE
KM Turbine Facility #6 LLC - DE
KM Turbine Facility #7 LLC - DE
Kinder Morgan Operator LLC - DE
Kinder Morgan Michigan Operator LLC - DE
Kinder Morgan Michigan Servicer LLC - DE
Kinder Morgan Michigan Contractor LLC - DE
Kinder Morgan Michigan Developer LLC - DE
Triton Power Company LLC - DE
Triton Power Michigan LLC - DE
KMC Thermo, L.L.C. - CO
Wildhorse Energy, LLC - DE
Administracion y Operacion de Infraestructura, S.A. de C.V. - Mexico
GNN Servicios, S. de R.L. de C.V. - Mexico
Gas Natural del Noroeste, S.A. de C.V. - Mexico
KN Thermo Acquisition, Inc. - CO
Kinder Morgan TransColorado LLC - DE
Kinder Morgan TransColorado, Inc. - UT